Exhibit 99.1 NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT: Bob Lougee
Thursday, May 6, 2004	508-870-6771 or 508-435-6117

Arch Wireless Reports First Quarter Operating Results

Westborough, MA (May 6, 2004) — Arch Wireless, Inc. (Nasdaq: AWIN; BSE: AWL), a leading wireless messaging and mobile information company, today announced consolidated net income of $4.9 million, or $0.24 per share, for the quarter ended March 31, 2004, compared to consolidated net income of $6.1 million, or $0.30 per share, for the first quarter of 2003. Consolidated revenues for the first quarter of 2004 were $124 million, compared to $165 million for the first quarter of 2003.

“While the wireless messaging industry remains competitive, we continued to make steady improvements to our network operations, business processes and customer service, resulting in a 24% decline in total operating expenses from the same quarter a year earlier,” said C. Edward Baker, Jr., chairman and chief executive officer. Baker added that Arch’s units in service disconnect rate continued to improve during the quarter.

Arch reported a net decline of 259,000 messaging units in service during the first quarter of 2004, comprised of 246,000 one-way messaging units and 13,000 two-way messaging units. Messaging units in service totaled 4,178,000 at March 31, 2004, with 3,516,000 direct units in service and 662,000 indirect units in service. During the first quarter, average revenue per direct unit in service was $10.35 compared to $3.70 per indirect unit in service.

J. Roy Pottle, executive vice president and chief financial officer, said Arch continued to strengthen its financial position during the first quarter through the reduction of operating expenses and repayment of debt. Pottle noted that the company’s wholly owned subsidiary, Arch Wireless Holdings, Inc. (AWHI), completed optional redemptions totaling $20 million of its 12% Subordinated Secured Compounding Notes due 2009. “With the completion of an additional optional redemption of $20 million compounded value of 12% Notes on April 30, 2004,” he added, “AWHI has redeemed $40 million compounded value of the 12% Notes since January 1, 2004 and, as of today, there is $20 million in aggregate compounded value of the notes outstanding.”

Pottle also noted: “On April 28, 2004, AWHI announced its intention to redeem the final portion of its 12% Notes on May 28, 2004. Upon completion of the May 28 redemption, Arch will be debt free, having fully redeemed $300 million of original principal within two years of emerging from its restructuring.”

On March 29, 2004, Arch announced the execution of a definitive merger agreement with Metrocall Holdings, Inc. (“Metrocall”). Under terms of the agreement, a new holding company will be formed to own both Arch and Metrocall of which Arch and Metrocall shareholders will own approximately 72.5% and 27.5%, respectively. The merger is subject to shareholder and various regulatory approvals. Arch and Metrocall have made various applications for these approvals and are currently developing a joint proxy/registration statement to obtain shareholder approvals. Arch and Metrocall anticipate the merger to be completed in the second half of 2004.

Arch Wireless, Inc., headquartered in Westborough, Mass., is a leading wireless messaging and mobile information company with operations throughout the United States. It offers a full range of wireless messaging and wireless e-mail services, including mobile data solutions for the enterprise, to business and retail customers nationwide. Arch provides services to customers in all 50 states, the District of Columbia, Puerto Rico, Canada, Mexico and in the Caribbean principally through a nationwide direct sales force, as well as through indirect resellers, retailers and other strategic partners. Additional information on Arch is available on the Internet at http://www.arch.com.

Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Arch’s expectations for future operating performance and completion of its pending merger with Metrocall, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Arch’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for its paging products and services, Arch’s ability to continue to reduce operating expenses and maintain operating margins, Arch’s future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third party providers for certain equipment and services, as well as other risks described from time to time in Arch’s periodic reports and registration statements filed with the Securities and Exchange Commission. Although Arch believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Arch disclaims any intent or obligation to update any forward-looking statements.

   Tables to Follow

ARCH WIRELESS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(unaudited and in thousands)

	March 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$34,207	$34,582
Accounts receivable, net	20,363	26,052
Deposits	6,387	6,776
Prepaid rent	454	514
Prepaid expenses and other	9,847	7,381
Deferred income tax	30,206	30,206

Total current assets	101,464	105,511

Property and equipment	395,613	394,436
Less accumulated depreciation and amortization	(202,430)	(180,563)

Property and equipment, net	193,183	213,873

Assets held for sale	658	1,139
Intangible and other assets, net	3	3
Deferred income tax	189,346	189,346

	$484,654	$509,872

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$40,000	$20,000
Accounts payable	5,816	8,836
Accrued compensation and benefits	8,584	17,820
Accrued network costs	7,345	7,893
Accrued property and sales taxes	8,196	10,076
Accrued interest	3,017	1,520
Accrued restructuring charges	11,467	11,481
Accrued other	7,445	8,104
Customer deposits and deferred revenue	23,611	25,477

Total current liabilities	115,481	111,207

Long-term debt, less current maturities	—	40,000

Other long-term liabilities	9,005	4,042

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	340,143	339,928
Deferred stock compensation	(2,209)	(2,682)
Retained earnings	22,232	17,375

Total stockholders' equity	360,168	354,623

	$484,654	$509,872

ARCH WIRELESS, INC. CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts) (unaudited)

	Three Months Ended March 31,
	2004	2003
Revenues:
One-way messaging	$100,362	$136,872
Two-way messaging	23,297	27,881

Total revenues	123,659	164,753
Operating expenses:
Cost of products sold	938	1,658
Service, rental, and maintenance	38,988	50,135
Selling	9,068	12,494
General and administrative	31,117	49,092
Depreciation and amortization	26,309	33,223
Stock based and other compensation	2,938	2,195
Restructuring charge	3,018	—

Total operating expenses	112,376	148,797

Operating income	11,283	15,956
Interest expense, net	(3,329)	(5,646)
Other income, net	168	10

Income before income tax expense	8,122	10,320
Income tax expense	(3,265)	(4,249)

Net income	$4,857	$6,071

Basic net income per common share	$0.24	$0.30

Diluted net income per common share	$0.24	$0.30

Basic weighted average common shares outstanding	20,000,000	20,000,000

Diluted weighted average common shares outstanding	20,078,213	20,000,000

ARCH WIRELESS, INC. CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (unaudited and in thousands)

	Three Months Ended March 31,
	2004	2003
Cash flows from operating activities:
Net income	$4,857	$6,071
Adjustments to reconcile net income to net cash
Provided by operating activities:
Depreciation and amortization	26,309	33,223
Accretion of long-term debt	—	3,167
Amortization of stock and other compensation	688	448
Deferred income tax expense	3,265	4,249
(Gain) loss on disposals of property and equipment	(109)	49
Other income	(56)	—
Provisions for doubtful accounts and service
adjustments	2,336	8,685
Changes in assets and liabilities:
Accounts receivable	3,353	(705)
Inventories	—	—
Prepaid expenses and other	(2,017)	9,205
Accounts payable and accrued expenses	(13,860)	(11,883)
Customer deposits and deferred revenue	(1,866)	(1,341)
Other long-term liabilities	1,620	39

Net cash provided by operating activities	24,520	51,207

Cash flows from investing activities:
Additions to property and equipment	(5,701)	(3,416)
Proceeds from disposals of property and equipment	750	2,145
Receipts from note receivable	56	59

Net cash used for investing activities	(4,895)	(1,212)

Cash flows from financing activities:
Repayment of long-term debt	(20,000)	(26,740)

Net cash used for financing activities	(20,000)	(26,740)

Net increase (decrease) in cash and cash equivalents	(375)	23,255
Cash and cash equivalents, beginning of period	34,582	37,187

Cash and cash equivalents, end of period	$34,207	$60,442

Supplemental disclosures:
Interest paid	$1,903	$919
Asset retirement obligations	$—	$1,244

ARCH WIRELESS, INC. UNIT IN SERVICE ACTIVITY

	Three Months Ended
	June 2003	September 2003	December 2003	March 2004
Direct One-Way:
Beginning units in service	3,705,000	3,476,000	3,300,000	3,393,000
Unit in service growth (decline)	(229,000)	(176,000)	93,000	(146,000)

Ending units in service	3,476,000	3,300,000	3,393,000	3,247,000

Revenues (000s)	$116,360	$107,455	$101,497	$92,940
Average revenue per unit (1)	$9.60	$9.43	$9.35	$9.00
Two-Way:
Beginning units in service	326,000	310,000	300,000	281,000
Unit in service growth (decline)	(16,000)	(10,000)	(19,000)	(12,000)

Ending units in service	310,000	300,000	281,000	269,000

Revenues (000s)	$26,696	$25,940	$24,630	$22,756
Average revenue per unit	$27.65	$27.67	$27.27	$26.66
Indirect One-Way:
Beginning units in service	1,123,000	978,000	860,000	754,000
Unit in service growth (decline)	(145,000)	(118,000)	(106,000)	(100,000)

Ending units in service	978,000	860,000	754,000	654,000

Revenues (000s)	$10,401	$9,491	$8,256	$7,422
Average revenue per unit	$3.31	$3.44	$3.39	$3.49
Two-Way:
Beginning units in service	9,000	9,000	8,000	9,000
Unit in service growth (decline)	—	(1,000)	1,000	(1,000)

Ending units in service	9,000	8,000	9,000	8,000

Revenues (000s)	$619	$737	$643	$541
Average revenue per unit	$22.66	$21.96	$21.24	$21.09
Total
Beginning units in service	5,163,000	4,773,000	4,468,000	4,437,000
Unit in service growth (decline)	(390,000)	(305,000)	(280,000)	(259,000)
Adjustment	—	—	249,000	—

Ending units in service	4,773,000	4,468,000	4,437,000	4,178,000

(1) Recalculated to reflect the unit in service adjustment recorded on December 31, 2003.